Senesco Announces Delisting of Common Stock from NYSE MKT LLC and

Pending Transfer to an Over-the-Counter Securities Market

BRIDGEWATER, N.J. (November 19th, 2012) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE MKT: SNT) received verbal notice from NYSE MKT LLC of the exchange’s decision to delist the Company’s common stock from the NYSE MKT, effective prior to the open of trading on Wednesday, November 21, 2012. As previously disclosed, the Company has been in discussions with NYSE MKT LLC regarding the Company’s continued inability to meet the exchange’s continued listing requirements. On August 22, 2012, the Company received a notice from NYSE Regulation, Inc. on behalf of NYSE MKT providing notification that NYSE MKT has determined not to grant the Company an extension of time to cure the non-compliance and that, therefore, the NYSE MKT intended to file a delisting application with the Securities and Exchange Commission striking the Company’s common stock from the NYSE MKT. The Company requested an appeal of the NYSE MKT’s determination and the Company was granted a hearing with a committee of NYSE MKT in accordance with the Company’s rights as set forth in Sections 1203 and 1009(d) of the NYSE MKT Company Guide. The appeal hearing was held on October 24, 2012 and the NYSE MKT granted the Company an extension through November 5, 2012, which was subsequently extended through November 12, 2012 due to the effects of Hurricane Sandy, within which to regain compliance. As of November 12, 2012, the Company failed to meet the continued listing requirements and was subsequently notified of the NYSE MKT’s decision to delist the Company’s common stock. Upon delisting from the NYSE MKT, the Company intends to have its common stock quoted on an over-the-counter securities market.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic translation initiation factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"), as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joel Brooks	Heather Branham

Chief Financial Officer	908-393-9393

Leslie J. Browne, Ph.D.

President & CEO	info@senesco.com